EXHIBIT 7 - FORM OF WARRANT AGREEMENT

     This WARRANT AGREEMENT (the "Agreement"), dated as of [ ], 2000, by and among PROMEDCO MANAGEMENT COMPANY, a Delaware corporation (the "Corporation") and GS CAPITAL PARTNERS III, L.P., a Delaware limited partnership ("GSCP"), and certain affiliates of GSCP set forth on the signature page of this Agreement (the "GSCP Affiliates", and collectively with GSCP and including their respective successors and assigns, the "Warrantholders", and each individually, a "Warrantholder").

                           W I T N E S S E T H :
                           - - - - - - - - - -

          WHEREAS, the Corporation has entered into a Securities Purchase Agreement, dated as of January 13, 2000, and the First Amendment to the Securities Purchase Agreement, dated as of May 5, 2000 (as amended, the "Purchase Agreement"), with the Warrantholders, pursuant to which the Company has agreed to sell to the Warrantholders warrants (the "Warrants") to purchase up to an aggregate of 125,000 shares (subject to adjustment as provided in Sections 11 hereof), exercisable at any time, at an exercise price of $97.00 per share, of the Corporation's Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") (the shares of Series B Preferred Stock issuable on exercise of the Warrants being herein called the "Warrant Shares");

          WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the terms and conditions of the Warrants;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

                                 ARTICLE I

     Section 1.01: Definition of Terms. As used herein, the following capitalized terms shall have the following respective meanings (capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Purchase Agreement):

     (a) Additional Senior Debt Financing: Any senior debt financing obtained by the Corporation after the Second Closing which after giving effect to such financing, would result in the Corporation having senior debt financing in an aggregate principal amount in excess of $182.5 million under the Amended and Restated Credit Agreement or another facility syndicated or privately placed by a bank or its affiliates on terms at least as favorable to the Corporation as the terms governing the Corporation's Tranche B Term Notes purchased by General Electric Capital Corporation under the Amended and Restated Credit Agreement (the "GE Notes"), including, without limitation, a maturity date no earlier than the maturity date of the GE Notes, covenants and events of default no more restrictive than the covenants and events of default contained in the GE Notes and an interest rate no more than 100 basis points higher than the interest rate on the GE Notes as each such term is in effect on the date hereof; provided, however, that Additional Senior Debt Financing shall not include any financing the proceeds of which are used to replace or refinance any existing senior debt financing of the Corporation.

     (b) Amended and Restated Credit Agreement: The Amended and Restated Credit Agreement, dated as of the date hereof, among the Corporation, the lenders from time to time parties thereto, Bank of America, N.A., a national banking association, as administrative agent for the lenders thereunder and Banc of America Securities LLC, as arranger.

     (c) Business Day: A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

     (d) Common Stock: The Corporation's common stock, par value $0.01 per share.

     (e) Credit Agreement: The Credit Agreement dated as of December 17, 1998, among the Corporation, the Lenders referred to therein and Bank of America, N.A. as Agent and Banc of America Securities, LLC, as Arranger, and as amended by the First Amendment to Credit Agreement, dated as of December 31, 1998, the Amended and Restated Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated as of June 29, 1999, the First Amendment to Amended and Restated Credit Agreement dated as of November 9, 1999, the Consent and Second Amendment to Amended and Restated Credit Agreement, dated as of November 12, 1999, and the Second Amendment to Amended and Restated Credit Agreement, dated as of January 13, 2000, all as amended, modified, renewed, refunded, restated, replaced or refinanced from time to time.

     (f) Exercise Price: On a per Warrant Share basis, $97.00, as adjusted in accordance with Article IV hereof.

     (g) Governmental Entity: Any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

     (h) Market Price: The price of the Common Stock, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or if the Common Stock is so traded, but not so quoted, the average of the bid and ask prices, as those prices are reported on the Nasdaq National Market.

     (i) Parity Stock: Any capital stock or any rights, warrants or other securities convertible into or exchangeable for shares of any capital stock of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock.

     (j) Senior Stock: Any capital stock or any rights, warrants or other securities convertible into or exchangeable for shares of any capital stock of the Corporation ranking senior to (either as to dividends or upon liquidation, dissolution or winding up) the Series B Preferred Stock.

     (k) Trading Day: A Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange, a day on which such exchange is open for the transaction of business.


                                 ARTICLE II

                      DURATION AND EXERCISE OF WARRANT

     Section 2.01: Duration of Warrant. Subject to the terms of this Agreement, the Warrants may be exercised at any time prior to the third anniversary of the date hereof (the "Expiration Date"). If any Warrant is not exercised on or before the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

     Section 2.02: Optional Exercise of Warrant.

     (a) Subject to Section 2.02(b) hereof, the Warrantholder may exercise any Warrant, in whole or in part, by presentation and surrender of the Warrant Certificate in the form of the Warrant Certificate attached as Exhibit A hereto (the "Warrant Certificate") to the Corporation at its principal corporate office (deemed to be the address for notice pursuant to Section 5.05) or at the office of its stock transfer agent, if any, with the subscription form attached hereto as Exhibit B (the "Form of Election to Purchase") duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased. The exercise of the Warrant shall be deemed made upon the receipt by the Corporation of the originally executed Form of Election to Purchase, the Warrant Certificate and the full Exercise Price, calculated as of the date of receipt by the Corporation of the Election to Purchase.

     (b) Upon receipt of any Warrant Certificate with the Form of Election to Purchase fully executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which the Warrant is then being exercised pursuant to the provisions of the foregoing Section 2.02(a), the Corporation shall cause to be issued certificates for the total number of Warrant Shares for which the Warrant is being exercised in such denominations as are requested for delivery to the Warrantholder registered in the name of the Warrantholder or its nominee, and the Corporation shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the shares of Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Warrant Shares shall not then be actually delivered to the Warrantholder.

     (c) Upon any partial exercise, the Corporation shall promptly issue an amended Warrant Certificate representing the remaining amount of Warrant Shares purchasable hereunder. All other terms and conditions of such amended Warrant Certificate shall be identical to those contained herein.

     (d) The Corporation shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of any Warrant Shares to the Warrantholder.

     Section 2.03: Mandatory Exercise of Warrant.

          (a) Subject to satisfaction of the conditions set forth below, the Corporation shall have the right, at any time or from time to time prior to 5 p.m. New York City time on December 31, 2000 (the "Mandatory Exercise Period"), at its sole option and election made in accordance with clause (b) below (a "Mandatory Exercise Election"), to require the Warrantholders to exercise, on a pro-rata basis, up to (x) the aggregate number of Warrants set forth in the table below opposite the amount of Additional Senior Debt Financing obtained by the Corporation, less (y) the aggregate number of Warrants exercised prior to such Mandatory Exercise Election (the "Callable Warrants").

Additional Senior Debt Financing Obtained
by the Corporation                                      Callable Warrants
-----------------------------------------               -----------------

$5,000,000...............................                 25,000 Warrants

$10,000,000..............................                 50,000 Warrants

$15,000,000..............................                 75,000 Warrants

$20,000,000..............................                100,000 Warrants

$25,000,000..............................                125,000 Warrants

The Corporation's right to require the Warrantholders to exercise Warrants on any occasion during the Mandatory Exercise Period as provided above is subject on each such occasion to the satisfaction of the following conditions:

          (i) the Company shall have obtained Additional Senior Debt Financing in the minimum amount necessary to call the minimum number of Warrants set forth in the table above;

          (ii) the Market Price per share of the Common Stock at all times on each day during the 15 Trading Days immediately preceding the date of such Mandatory Exercise Election must be greater than or equal to $2.00 per share (as adjusted for any stock dividends, combinations or stock splits);

          (iii) the Common Stock shall be listed or admitted to be listed on any of the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market;

          (iv) the Corporation shall have performed, satisfied and complied with each of its covenants and agreements set forth in this Agreement, the Purchase Agreement and the other Transaction Documents to be performed, satisfied and complied with prior to the date of the Mandatory Exercise Election and the Corporation's representations and warranties contained therein shall be true and correct in all material respects (disregarding for this purpose all references in such representations and warranties to any materiality, Material Adverse Effect, Knowledge or similar qualifications) as of the date of the Mandatory Exercise Election;

          (v) there being no statute, rule or regulation or order of any Governmental Entity, court or administrative agency in effect that prohibits the exercise of the Callable Warrants; and

          (vi) any Warrantholder shall have made a claim for indemnification under the Purchase Agreement and such claim remains unpaid.

          (b) If the Corporation elects to cause the Warrantholders to exercise the Callable Warrants pursuant to a Mandatory Exercise Election, it shall furnish to the Warrantholders a written notice thereof within two Business Days of such exercise (the "Call Notice"), which Call Notice shall be accompanied by a certificate from the Chief Financial Officer of the Corporation certifying (i) such Warrantholder's pro rata portion of the Callable Warrants subject to the Mandatory Exercise Election, (ii) the amount of Additional Senior Debt Financing obtained by the Corporation,
(iii) the date of the Mandatory Exercise Election and (iv) that all of the Mandatory Exercise Conditions have been satisfied. Not later than five Business Days following the later of (i) receipt of the Call Notice, and
(ii) the expiration or termination of any waiting period (and any extension thereof) applicable to the acquisition by the Warrantholder thereof of the shares of Series B Preferred Stock issuable upon exercise of the Callable Warrants under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the receipt of all governmental and contractual permits, consents and approvals necessary in connection with such acquisition, the Warrantholder shall deliver to the Corporation an originally executed Form of Election to Purchase, the applicable Warrant Certificate(s) and the full Exercise Price, calculated as of the date of receipt by the Corporation of the Election to Purchase.

          (c) Upon receipt of any Warrant Certificate with the Form of Election to Purchase fully executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which the Callable Warrants are then being exercised pursuant to the provisions of the foregoing Section 2.03(a), the Corporation shall cause to be issued certificates for the total number of Warrant Shares for which the Callable Warrants are being exercised in such denominations as are requested for delivery to the Warrantholder registered in the name of the Warrantholder or its nominee, and the Corporation shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the shares of Warrant Shares issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Warrant Shares shall not then be actually delivered to the Warrantholder.

          (d) Upon any partial exercise, the Corporation shall promptly issue an amended Warrant Certificate representing the remaining amount of Warrant Shares purchasable hereunder. All other terms and conditions of such amended Warrant Certificate shall be identical to those contained herein.

          (e) The Corporation shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of any Warrant Shares to the Warrantholder.

     Section 2.04: Fractional Shares. The Corporation shall not issue fractional shares of its capital stock in connection with the exercise of the Warrants.


                                ARTICLE III

         OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

     Section 3.01: No Rights as Shareholders; Notice to Warrantholders. Except as set forth in Section 3.02 hereof, nothing contained in this Warrant Agreement shall be construed as conferring upon the Warrantholder the right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Corporation or of any other matter, or any rights whatsoever as a stockholder of the Corporation. The Corporation shall give notice to the Warrantholder by certified mail if at any time prior to the expiration or exercise in full of all of its Warrant, any of the following events shall occur:

     (a) the Corporation shall declare any dividend or distribution with respect to its capital stock;

     (b) a dissolution, liquidation or winding up of the Corporation shall be proposed; or

     (c) a capital reorganization or reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation, any transaction or series of transactions in which more than fifty percent (50%) of the voting securities of the Corporation are transferred to another person, or of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety.

     Such giving of notice shall be effected at least five Business Days prior to the date fixed as a record date or effective date or the date of closing of the Corporation's stock transfer books for the determination of the stockholders entitled to such dividend or distribution, or for the determination of the stockholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be.

     Section 3.02: Actions Requiring Warrantholder Consent. So long as at least 10% of the Warrants remain outstanding, the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, without the affirmative vote or consent of the holders of not less than 50% of all Warrants at any time outstanding:

               (i) authorize, increase the authorized number of shares of, or issue any shares of Senior Stock or Parity Stock;

               (ii) increase the authorized number of shares of, or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of, Series B Preferred Stock other than as required by the Series B Certificate of Designation and upon exercise of the Warrants; or

               (iii) reclassify any shares of Series B Preferred Stock or authorize, adopt or approve an amendment to the Series B Certificate of Designation which would increase or decrease the par value of the shares of Series B Preferred Stock, or alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect such shares of Series B Preferred Stock adversely.

     Section 3.03: Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Corporation may, on such reasonable terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as, and in substitution for, the Warrant Certificate.

                                 ARTICLE IV

                           SPLIT-UP, COMBINATION,

                     EXCHANGE AND TRANSFER OF WARRANTS

     Section 4.01: Split-Up, Combination, Exchange and Transfer of Warrants. Subject to the provisions of Section 4.02 hereof, any Warrant Certificate may be split up, combined or exchanged for another Warrant Certificate or Warrant Certificates containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange any Warrant Certificate, the Warrantholder shall make such request in writing delivered to the Corporation and shall surrender to the Corporation the Warrant Certificate and any other Warrant Certificates to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Corporation shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested.

     Section 4.02: Adjustments for Reclassification, Exchange and Substitution. If shares of the Series B Preferred Stock issuable upon exercise of the Warrants, shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by capital reorganization, reclassification, sale of the Corporation or other transaction, each Warrant shall, in lieu of representing the right to purchase shares of Series B Preferred Stock, represent the right to purchase the number of shares of stock or other securities or property to which a holder of the number of shares of Series B Preferred Stock shall have been entitled upon such reorganization, reclassification, sale of the Corporation or other transaction, and the Exercise Price per Warrant Share in effect immediately prior to such event shall be appropriately adjusted, so that (i) the aggregate Exercise Price in effect immediately after such event payable by the Warrantholders shall be the same as that payable by the Warrantholders immediately before such event, and (ii) the Warrantholders would receive the number and type of stock or other securities or property which such Warrantholders would have been entitled to receive after the happening of any such event, if immediately prior to such event, such holder had exercised such holders' Warrants to acquire shares of Series B Preferred Stock. The provisions of this Section 4.02(a) shall similarly apply to successive reorganizations, reclassifications, sale of the Corporation or other transactions.

     Section 4.03: Adjustments from Second Closing. The Series B Preferred Stock shall be deemed to be outstanding from and after the Second Closing for purposes of calculating adjustments to the Conversion Price (as defined in the Series B Certificate of Designation) pursuant to Sections 9(e), (f) and (g) of the Series B Certificate of Designation.

     Section 4.04: Form of Warrant After Adjustment. The form of the Warrant Certificate need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

     Section 4.05: Transfer. Subject to the provisions of the Securities Purchase Agreement, the Warrant Certificates and all rights thereunder may be sold, transferred or otherwise disposed of, in whole or in part, to any person in accordance with and subject to the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder. Upon the delivery to the Corporation at its principal corporate office of any Warrant Certificate along with a duly completed Form of Transfer substantially in the form of Exhibit C hereto, the Corporation shall execute and deliver a new Warrant Certificate in the form of the Warrant Certificate substantially in the form of Exhibit A hereto, but registered in the name of the transferee, to purchase the number of Warrant Shares assigned to the transferee. In case the Warrantholder shall assign any Warrant Certificate with respect to less than all of the Warrant Shares that may be purchased under any Warrant Certificate, the Corporation shall execute a new Warrant Certificate in the form of the Warrant Certificate substantially in the form of Exhibit A hereto for the balance of such Warrant Shares and deliver such new Warrant Certificate to the Warrantholder.

     Section 4.06: Restrictive Legend. Each Warrant Share issued upon exercise of the Warrants shall bear a legend containing the following words

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

          The requirement that the above securities legend be placed upon certificates evidencing any such securities shall cease and terminate upon the earliest of the following events: (i) when such shares are transferred in an underwritten public offering, (ii) when such shares are transferred pursuant to Rule 144 under the Securities Act or (iii) when such shares are transferred in any other transaction if the seller delivers to the Corporation an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Corporation, or a "no-action" letter from the Staff of the Securities and Exchange Commission, in either case to the effect that such legend is no longer necessary in order to protect the Corporation against a violation by it of the Securities Act upon any sale or other disposition of such shares without registration thereunder. Upon the occurrence of such event, the Corporation, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such securities as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such securities not bearing such legend. Upon the occurrence of any event requiring the removal of a legend hereunder, the Corporation, upon the surrender of certificates containing such legend, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legend shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

                                 ARTICLE V

                               OTHER MATTERS

     Section 5.01: Successors and Assigns. The terms and provisions of this Warrant Agreement shall bind and inure to the benefit of the Warrantholder and its successors and assigns.

     Section 5.02: No Inconsistent Agreements. The Corporation will not on or after the date of this Warrant Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Warrantholder or otherwise conflicts with the provisions hereof. The Corporation agrees and hereby represents that the rights granted to the Warrantholder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Corporation's securities under any other agreements.

     Section 5.03: Amendments and Waivers. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, pursuant to the written consent of the Corporation and Warrantholders holding at least 50% of the outstanding Warrants.

     Section 5.04: GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

     Section 5.05: Notice. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

                   (i)  if to the Company, to:

                        ProMedCo Management Company
                        801 Cherry Street, Suite 1450
                        Fort Worth, Texas 76102
                        Facsimile:  (817) 335-8321
                        Attention:  Mr. Robert Smith
                                    Chief Financial Officer

                        with a copy to (which shall not constitute notice):

                        Dyer, Ellis & Joseph
                        600 New Hampshire, NW
                        Washington, DC 20037
                        Telecopy:   (202) 944-3068
                        Attention:  Michael Joseph, Esq.

                   (ii) if to the Warrantholders, to:

                        GS Capital Partners III, L.P.
                        c/o Goldman, Sachs & Co.
                        85 Broad Street
                        New York, New York  10004
                        Telecopy:   (212) 357-5505
                        Attention:  Mr. Sanjeev Mehra
                        Attention:  Ben Adler, Esq.

                        with copies to (which shall not constitute notice):

                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York  10004
                  Telecopy:  (212) 859-8587
                  Attention: Robert C. Schwenkel, Esq.

          All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

     Section 5.06: Severability. Whenever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Warrant Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Warrant Agreement.

     Section 5.07 Entire Agreement. This Agreement and the other
Transaction Documents and the Confidentiality Agreement writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

     Section 5.08 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 5.09 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     PROMEDCO MANAGEMENT COMPANY


                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                     GS CAPITAL PARTNERS III, L.P.

                                     By: GS Advisors III, L.L.C.,
                                         its general partner

                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                     GS CAPITAL PARTNERS III OFFSHORE, L.P.

                                     By:  GS Advisors III, L.L.C.,
                                          its general partner

                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                     GOLDMAN, SACHS & CO. VERWALTUNGS GmbH

                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                                   and

                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                     STONE STREET FUND 2000, L.P.

                                     By:  Stone Street 2000, L.L.C.,
                                          its general partner

                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                                 EXHIBIT A
                                 ---------

                        Form of Warrant Certificate

                                   [Face]

                                                              Warrant No. __
                            Warrant Certificate

                        PROMEDCO MANAGEMENT COMPANY

          This Warrant Certificate certifies that _____________, or registered assigns, is the registered Warrantholder of Warrants (the "Warrants") expiring on the Expiration Date (as defined in the Warrant Agreement, dated [ ], 2000, among the Warrantholders and the Corporation (the "Warrant Agreement")) to purchase an aggregate of __________ shares of Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), of ProMedCo Management Company, a Delaware corporation (the "Corporation"). Each Warrant entitles the Warrantholder upon exercise to purchase from the Corporation at any time on or after [ ], 2000 and prior to 5:00 p.m. New York City time on the Expiration Date, __________ fully paid and nonassessable shares of Series B Preferred Stock ("Warrant Shares") upon surrender of this Warrant Certificate, subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof, subject to adjustments as provided in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m., New York City time on the Expiration Date, and to the extent not exercised by such time, such Warrants shall become void.

          Subject to (i) the Corporation receiving additional senior debt financing, (ii) the market price of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), remaining at or above $2.00 per share for a specified period, and (iii) the satisfaction of the other conditions set forth in Section 2.03(a) of the Warrant Agreement, the Corporation may have the right, at any time prior to 5 p.m. New York City time on December 31, 2000, at its sole option and election to require the exercise of this Warrant.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which provisions shall for all purposes have the same effect as though fully set forth at this place.

          THIS WARRANT CERTIFICATE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

          EXERCISABLE ONLY ON AND AFTER [ ], 2000 OR BEFORE 5:00 P.M. NEW YORK CITY TIME ON THE EXPIRATION DATE.

          IN WITNESS WHEREOF, ProMedCo Management Company has caused this Warrant Certificate to be signed by its Chief Financial Officer.

Dated: [       ], 2000


                                     PROMEDCO MANAGEMENT COMPANY

                                     By:
                                        ---------------------------------
                                        Name:
                                        Title:

                        Form of Warrant Certificate

                                 [Reverse]

          THE SECURITIES FOR WHICH THE WARRANT IS EXERCISABLE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR THE SECURITIES LAWS OF ANY JURISDICTION. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, ASSIGNED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (I) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAW, OR (II) ANY EXEMPTION FROM REGISTRATION UNDER SUCH ACT, OR APPLICABLE STATE SECURITIES LAW, RELATING TO THE DISPOSITION OF SECURITIES, INCLUDING RULE 144.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring on the Expiration Date and entitling the holder upon exercise to receive shares of Series B Preferred Stock of the Corporation, par value $.01 per share (the "Series B Preferred Stock"), and are issued or to be issued pursuant to a Warrant Agreement, duly executed and delivered by the Corporation, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Corporation and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. All terms not otherwise defined herein shall have the meanings set forth in the Warrant Agreement. A copy of the Warrant Agreement may be obtained by the Warrantholder hereof upon written request to the Corporation.

          The Exercise Price, and the type and number of Warrant Shares are subject to adjustments from time to time upon the happening of certain events as provided in the Warrant Agreement.

          Warrants may be exercised at any time on or after [ ], 2000 and prior to 5:00 p.m. New York City time on the Expiration Date. The holder of Warrants evidenced by this Warrant Certificate may exercise such Warrants by surrendering this Warrant Certificate, with the Form of Election to Purchase set forth hereon properly completed and executed, together with any required payment to the Corporation of the Exercise Price for each Warrant then exercised. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Warrantholder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          Subject to (i) the Corporation receiving additional senior debt financing, (ii) the market price of the Common Stock remaining at or above $2.00 per share for a specified period and (iii) the satisfaction of the other conditions set forth in Section 2.03(a) of the Warrant Agreement, the Corporation may have the right, at any time prior to 5 p.m. New York City time on December 31, 2000, at its sole option and election to require the exercise of this Warrant.

          Warrant Certificates, when surrendered at the office of the Corporation by the registered Warrantholder in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge except for any tax or other governmental charge imposed in connection therewith, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

          Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Corporation, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge.

          The Corporation may deem and treat the registered Warrantholder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Warrantholder(s) hereof, and for all other purposes, and the Corporation shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any Warrantholder hereof to any rights of a shareholder of the Corporation.

                                 EXHIBIT B
                                 ---------

                        Form of Election to Purchase

                 (To Be Executed Upon Exercise of Warrant)



Select Type of Exercise:

          ____________, the undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ____________ shares of Series B Preferred Stock, subject to adjustments as provided in the Warrant Agreement, dated ______, 2000, among the ProMedCo Management Company and the several warrantholders named thereto, and hereby tenders for payment for such shares to the order of ProMedCo Management Company in the amount of $____________ in accordance with the terms hereof, which represents the full Exercise Price as of the date of receipt of this Form of Election to Purchase. The undersigned has also enclosed the true and correct original Warrant Certificate herewith.

          The undersigned requests that a certificate for shares issued pursuant to this election be registered in the name of _____________________________________, whose address is
_________________________________ and that such shares be delivered to
______________________________ whose address is ________________________.

          To the extent that Warrant Shares represented by the Warrant Certificate remain available for future exercise, is less than all of the shares of Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of _________________________, whose address is __________________________, and that such Warrant Certificate be delivered to __________________________, whose address is
_____________________________.

                                             _________________________(1)
                                                    (Signature)
Date:
     -----------------------

       Signature Guaranteed by:


       ---------------------
       Name:
       Title:


       ---------------------
       Participant in a Recognized
       Signature Guaranty
       Medallion Program

----------------------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by an "eligible guarantor institution".

                                 EXHIBIT C
                                 ---------

                              Form of Transfer

                 (To Be Executed Upon Transfer of Warrant)

          FOR VALUE RECEIVED, the undersigned registered
Warrantholder of this Warrant Certificate hereby sells, assigns and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by this Warrant Certificate not being assigned hereby) all of the rights of the undersigned under this Warrant Certificate, with respect to the number of Warrants set forth below:

Name of Assignee(s)    Address    Social Security or other    Number of Warrants
                                  identifying
                                  number of assignee(s)


Date:

                             (1)
-----------------------------
     (Signature of Owner)


-----------------------------
       (Street Address)


-----------------------------
(City)    (State)  (Zip Code)


Signature Guaranteed by:


-----------------------------
Name:
Title:

--------------------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and must be guaranteed by an "eligible guarantor institution".